Exhibit 24.1

THE WILLIAMS COMPANIES, INC.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of THE WILLIAMS COMPANIES, INC., a Delaware corporation (“Williams”), does hereby constitute and appoint JAMES J. BENDER, BRIAN K. SHORE, TAMI L. CARSON, AND RICHARD M. CARSON their true and lawful attorneys and each of them (with full power to act without the other) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Williams, as hereinafter set forth below their signature, to sign registration statements on Form S-4 for the registration under the Securities Act of 1933, as amended, and/or exchange of up to Eight Hundred Million Dollars ($800,000,000) of securities, and any and all amendments and post-effective amendments to said registration statements and any and all instruments necessary or incidental in connection therewith; and

     THAT the undersigned Williams does hereby constitute and appoint JAMES J. BENDER, BRIAN K. SHORE, TAMI L. CARSON, AND RICHARD M. CARSON its true and lawful attorneys and each of them (with full power to act without the other) its true and lawful attorney for it and in its name and on its behalf to sign said registration statements and any and all amendments and post-effective amendments thereto and any and all instruments necessary or incidental in connection therewith.

     Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or either of them or any substitute appointed by either of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or either of them or of any such substitute pursuant hereto.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 16th day of July, 2004.

/s/ Steven J. Malcolm	/s/ Donald R. Chappel

Steven J. Malcolm	Donald R. Chappel
Chairman of the Board, President,	Senior Vice President
Chief Executive Officer and Director	(Principal Financial Officer)
(Principal Executive Officer)

/s/ Gary R. Belitz

Gary R. Belitz
Controller
(Principal Accounting Officer)

/s/ Hugh M. Chapman	/s/ William E. Green

Hugh M. Chapman	William E. Green
Director	Director

/s/ W. R. Howell	/s/ Charles M. Lillis

W. R. Howell	Charles M. Lillis
Director	Director

/s/ George A. Lorch	/s/ William G. Lowrie

George A. Lorch	William G. Lowrie
Director	Director

/s/ Frank T. MacInnis	/s/ Janice D. Stoney

Frank T. MacInnis	Janice D. Stoney
Director	Director

/s/ Joseph H. Williams

Joseph H. Williams
Director

THE WILLIAMS COMPANIES, INC.
By:	/s/ James J. Bender
James J. Bender
Senior Vice President and General Counsel

ATTEST:

/s/ Brian K. Shore
Brian K. Shore
Secretary